EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 33-35941, 33-43868, 33-43866, 33-45994, 33-45142, 33-54382, 33-65125, 33-69946, 33-75088, 333-28593 and 333-80729 on Form S-3 and the Registration Statement Nos. 33-85154, 333-72916, 333-72918, 333-72920, 333-113387, 333-113388, 333-126651 and 333-134432 on Form S-8 of our reports dated March 17, 2008, relating to the consolidated financial statements of Bentley Pharmaceuticals, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007, and Statement of Financial Accounting Standards No. 123(Revised), Share-Based Payment, effective January 1, 2006) and the effectiveness of Bentley Pharmaceuticals, Inc. and subsidiaries’ internal control over financial reporting (which report expresses an adverse opinion because of a material weakness), appearing in this Annual Report on Form 10-K of Bentley Pharmaceuticals, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 17, 2008